Exhibit 10.2

ZIPCAR, INC.

Incentive Stock Option Agreement

Granted Under 2000 Stock Option/Stock Issuance Plan

1. Grant of Option.

This agreement evidences the grant by Zipcar, Inc., a Delaware corporation (the “Company”), on                     , 20     (the “Grant Date”) to             , an employee of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2000 Stock Option/Stock Issuance Plan (the “Plan”), a total of              shares (the “Shares”) of common stock, $.001 par value per share, of the Company (“Common Stock”) at $             per Share, which is the Fair Market Value of a share of common stock on the Grant Date. The term of the Shares shall be ten years after the Grant Date (the “Final Exercise Date”), subject to earlier termination in the event of Participant’s termination as specified in Section 3 below. Acceptance of this option signifies acceptance of the terms of this agreement and the Plan, a copy of which has been provided to the Participant.

It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant,” as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. Vesting Schedule.

This option will become exercisable (“vest”) as to 25% of the original number of Shares on the first anniversary of the Vesting Commencement Date and as to an additional 2.0833% of the original number of Shares at the end of each successive month following the first anniversary of the Vesting Commencement Date until the fourth anniversary of the Vesting Commencement Date, provided the Participant is still employed by the Company. For purposes of this Agreement, “Vesting Commencement Date” shall mean                     , 20    .

Except as may be specifically stated herein, the Participant must be employed on a vesting date for vesting to occur. There shall be no proportionate or partial vesting in the period prior to each vesting date and all vesting shall occur only on the appropriate vesting date.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

[Upon the occurrence of a Change in Control (as defined below), and if, within 12 months after the Change in Control, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason (as defined below) by the Participant or is terminated without Cause (as defined in Section 3(e) below) by the Company or the acquiring or succeeding corporation, then the vesting schedule of the Shares shall be accelerated so that 25% of the Shares that have not yet vested as of the date of the Participant’s termination shall vest immediately.

Upon the occurrence of a Change in Control, the vesting schedule of the Shares shall be accelerated so that (A) 25% of the Unvested Shares shall vest immediately, (B) the remaining Unvested Shares shall vest ratably on a monthly basis in accordance with the original vesting schedule.

For purposes of this agreement, the following terms shall have the following meanings:

(i) “Good Reason” shall exist upon (i) mutual written agreement by the Participant and the Board of Directors of the Company that Good Reason exists; (ii) the relocation of the Company such that such Participant’s daily commute is increased by at least 60 miles without the written consent of the Participant; (iii) reduction of the Participant’s annual base salary without the prior consent of the Participant; or (iv) demotion of the Participant to a position with responsibilities substantially less than such Participant’s current position as Vice President of Human Resources or a change in reporting relationship wherein the Participant reports to someone other than the most senior operating executive at Zipcar without the prior consent of the Participant; provided, however, that with respect to this subparagraph (iv), if the Participant is so demoted or reporting relationship changed (which such demotion or change is not a termination of employment by the Company) after the occurrence of a Change in Control, the Participant shall continue to provide services to the Company as an employee for a transition period of up to four months following the Change of Control (or shorter period as requested by the Company).

(ii) “Change in Control” shall mean the sale of all or substantially all of the capital stock (other than the issuance by the Company of capital stock to one or more venture capitalists or other institutional investors pursuant to an equity financing (including a debt financing that is convertible into equity) of the Company approved by a majority of the Board of Directors of the Company), assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a transaction in which all or substantially all of the individuals and entities who were beneficial owners of the capital stock of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).]

3. Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be accompanied by a completed Notice of Stock Option Exercise in the form attached hereto as Exhibit A, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e) Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment. If the Participant is party to an employment or severance agreement with the Company that contains a definition of “cause” for termination of employment, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for Cause if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.

4. Company Right of First Refusal.

(a) Notice of Proposed Transfer. If the Participant proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any Shares acquired upon exercise of this option, then the Participant shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Participant proposes to transfer (the “Offered Shares”), the price per share and all other material terms and conditions of the transfer.

(b) Company Right to Purchase. For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Participant within such 30-day period. Within 10 days after his or her receipt of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares to be purchased by the Company, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Participant a check in payment of the purchase price for such Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its option to purchase the Offered Shares.

(c) Shares Not Purchased By Company. If the Company does not elect to acquire all of the Offered Shares, the Participant may, within the 30-day period following the expiration of the option granted to the Company under subsection (b) above, transfer the Offered Shares which the Company has not elected to acquire to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 4 shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

(d) Consequences of Non-Delivery. After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Offered Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Offered Shares.

(e) Exempt Transactions. The following transactions shall be exempt from the provisions of this Section 4:

(1) any transfer of Shares to or for the benefit of any spouse, child or grandchild of the Participant, or to a trust for their benefit;

(2) any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and

(3) the sale of all or substantially all of the outstanding shares of capital stock of the Company (including pursuant to a merger or consolidation);

provided, however, that in the case of a transfer pursuant to clause (1) above, such Shares shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

(f) Assignment of Company Right. The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 4 to one or more persons or entities.

(g) Termination. The provisions of this Section 4 shall terminate upon the earlier of the following events:

(1) the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or

(2) the sale of all or substantially all of the outstanding shares of capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the Company’s voting securities immediately prior to such transaction beneficially own, directly or indirectly, more than 75% (determined on an as-converted basis) of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

(h) No Obligation to Recognize Invalid Transfer. The Company shall not be required (1) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Section 4, or (2) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

(i) Legends.

(1) At a minimum, the certificate representing Shares shall bear a legend substantially in the following form:

“The shares represented by this certificate are subject to a right of first refusal in favor of the Company, as provided in a certain stock option agreement with the Company.”

(2) Furthermore, all certificates for Shares delivered hereunder shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Company’s common stock is then listed or any national securities exchange system upon whose system the Company’s common stock is then quoted, or any applicable Federal, state or other securities law or other applicable corporate law, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

5. Agreement in Connection with Initial Public Offering. The Participant agrees, in connection with the initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days after the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address Rule 2711(f) of the National Association of Securities Dealers, Inc. or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

6. Tax Matters.

(a) Section 422 Requirement. The Shares granted hereby are intended to qualify as “incentive stock options” under Section 422 of the Code. Notwithstanding the foregoing, the Shares will not qualify as “incentive stock options,” if, among other events, (a) the Participant disposes of the Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option; (b) except in the event of the Participant’s death or disability (as described in Section 3(d) above), the Participant is not employed by the Company, a parent or a subsidiary at all times during the period beginning on Grant Date and ending on the day that is three (3) months before the date of exercise of any Shares; or (c) to the extent the aggregate fair market value of the Shares subject to “incentive stock options” held by the Participant which become exercisable for the first time in any calendar year (under all plans of the Company, a parent or a subsidiary) exceeds $100,000. For purposes of clause this paragraph, the “fair market value” of the Shares shall be determined as of the Grant Date in accordance with the terms of the Plan.

(b) Disqualifying Disposition. To the extent that any share does not qualify as an “incentive stock option,” it shall not affect the validity of such Shares and shall constitute a separate non-qualified stock option. In the event that the Participant disposes of the Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant must deliver to the Company, within seven (7) days following such disposition, a written notice specifying the date on which such shares were disposed of, the number of shares so disposed, and, if such disposition was by a sale or exchange, the amount of consideration received.

(c) Withholding. No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

7. Nontransferability of Option. Except as otherwise provided herein, this option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

8. No Rights as a Shareholder. The Participant shall have no rights as a shareholder of the Company with respect to any common stock covered by the Shares unless and until the Participant has become the holder of record of such common stock and no adjustment shall be made for dividends or other property, distributions or other rights in respect of any such common stock, except as otherwise specifically provided for in the Plan.

9. No Obligation to Continue Employment. This agreement is not an agreement of employment. This agreement does not guarantee that the Company will employ the Participant for any specific time period, nor does it modify in any respect the Company’s right to terminate or modify the Participant’s employment or compensation.

10. Governing Law. All questions concerning the construction, validity and interpretation of this agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

11. Section 409A. The intent of the parties is that benefits under this agreement be exempt from the provisions of Section 409A of the Code and, accordingly, to the maximum extent permitted, this agreement shall be interpreted to be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code hereunder or otherwise.

12. Provisions of the Plan. This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

ZIPCAR, INC.

By:
Name:
Title:

PARTICIPANT’S ACCEPTANCE

I,                                         , hereby accept the foregoing option award agreement and agree to the terms and conditions thereof. Furthermore, I hereby acknowledge having received and read a copy of the Company’s 2000 Stock Option/Stock Issuance Plan and agree to comply with it and all applicable laws and regulations.

PARTICIPANT:

Address:

Exhibit A

NOTICE OF STOCK OPTION EXERCISE

Date:

Zipcar, Inc.

25 First Street, Fourth Floor

Cambridge, MA 02141

Attention: Treasurer

Dear Sir or Madam:

I am the holder of              Stock Option granted to me under the Zipcar, Inc. (the “Company”) 2000 Stock Option/Stock Issuance Plan on              for the purchase of              shares of Common Stock of the Company at a purchase price of $             per share.

I hereby exercise my option to purchase              shares of Common Stock (the “Shares”), for which I have enclosed              in the amount of             . Please register my stock certificate as follows:

Name(s):

Address:

Tax I.D. #:

I represent, warrant and covenant as follows:

1. I am purchasing the Shares for my own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act.

2. I have had such opportunity as I have deemed adequate to obtain from representatives of the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company.

3. I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

4. I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period.

5. I understand that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

Very truly yours,

(Signature)